UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2011

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2011, the Boards of Directors of the Company and Hampden Bank (“the Bank”) voted to enter into change in control agreements between the Company, the Bank and seven of our senior officers, for a one year period. The material terms of the Company and Bank change in control agreements were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-137359) and are incorporated herein by reference. The form of change in control agreement is filed as Exhibit 10.1 hereto.

Item 2.02. Results of Operations and Financial Condition.

On October 31, 2011, Hampden Bancorp, Inc. (the “Company”), the holding company for Hampden Bank, announced its financial results for the three months ended September 30, 2011.   The press release announcing financial results for the three months ended September 30, 2011 is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information contained in Item 1.01 above with respect to the change of control agreements with seven of our senior officers is incorporated herein by reference.

  Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on November 1, 2011.  Of 6,683,436 shares of common stock issued and outstanding and eligible to vote as of the record date of September 16, 2011, a quorum of 5,444,557 shares, or 81.5% of the eligible shares, was present in person or represented by proxy.  The following actions were taken at such meeting.

(a)	Reelection of the following Class III Directors of the Company.

	Voted	Withheld	Broker
	For	Authority	Non-Votes
Stanley Kowalski, Jr.	3,486,025	153,423	1,805,109
Mary Ellen Scott	3,565,706	73,742	1,805,109
Stuart F. Young, Jr.	3,566,009	73,439	1,805,109

After the meeting, Judith E. Kennedy, Richard J. Kos, and Kathleen O’Brien Moore continued to serve as our Class I Directors for terms which expire in 2012, and Thomas R. Burton, Linda Silva Thompson, Richard D. Suski, and Arlene Putnam continued to serve as our Class II Directors for terms which expire in 2013.

(b)
Ratification of the selection of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.  The voting results were 5,435,657 votes for, 4,031 votes against, and 4,869 votes abstaining.

Item 8.01. Other Events

On November 01, 2011, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.03 per common share, payable on November 30, 2011, to stockholders of record at the close of business on November 14, 2011.  A copy of the press release announcing the declaration is attached as Exhibit 99.2.

On November 01, 2011, Hampden Bancorp, Inc. (the “Company”), the holding company for Hampden Bank, announced that its Board of Directors authorized a stock repurchase program (the “Stock Repurchase Program”) for the purchase of up to 321,255 shares of the Company’s common stock or approximately 5% of its outstanding common stock. The Company will commence its fifth stock repurchase program immediately upon the completion of its fourth repurchase program, announced on December 22, 2010, which has 3,231 shares remaining.  Any repurchases under the Stock Repurchase Program will be made through open market purchase transactions from time to time. The amount and exact timing of any repurchases will depend on market conditions and other factors, at the discretion of management of the Company, and it is intended that the Stock Repurchase Program will complete all repurchases within twelve months after its commencement. There is no assurance that the Company will repurchase shares during any period. A copy of the press release announcing the authorization is attached as Exhibit 99.2.

Item 9.01.   Financial Statements and Exhibits.

(d)    The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Form of Hampden Bank Change in Control Agreement
99.1	Press Release issued by the Company on October 31, 2011*
99.2	Press Release issued by the Company on November 1, 2011

*This press releases is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date: November 3, 2011	By:	/s/ Thomas R. Burton
Thomas R. Burton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Hampden Bank Change in Control Agreement
99.1	Press Release issued by the Company on October 31, 2011*
99.2	Press Release issued by the Company on November 1, 2011

 *This press releases is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.